Exhibit 18.3

                       NEWMIL BANCORP, INC.
              CONSENT OF PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
  NewMil Bancorp, Inc.

We consent to the incorporation by reference in the registration statement of NewMil Bancorp, Inc. and Subsidiary on Form S-8 (File No 0-16455) of our report dated July 17, 1998, on our audits of the consolidated financial statements of NewMil Bancorp, Inc. as of June 30, 1998 and 1997, and for the years ended June 30, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.


 /s/ PricewaterhouseCoopers LLP


Hartford, Connecticut
September 22, 1998